SoundView Home Loan Trust 2007-OPT2

$290,356,000 (Approximate)
Offered Certificates

Financial Asset Securities Corp.
Depositor

Option One Mortgage Corporation
Originator and Servicer

 Sole Underwriter

FOR ADDITIONAL INFORMATION PLEASE CALL

RBS Greenwich Capital

Asset Backed Finance
Patrick Leo	(203) 618-2952
Greg McSweeney	(203) 618-2429

Trading
Ron Weibye	(203) 625-6160
Bob Pucel	(203) 625-6160
Mark Bower	(203) 625-6160

Rating Agency Contacts

Standard & Poor’s
Todd Niemy	(212) 438-2494

Moody’s
Cecilia Lam	(415) 274-1724

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov . Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Preliminary Term Sheet                                                                  Date Prepared: June 14, 2007

$290,356,000 (Approximate)
Offered Certificates
SoundView Home Loan Trust 2007-OPT2

	Principal	WAL (Years)	Pymt Window	Expected Rating	Assumed Final	Certificate
Class(1,3,4)	Amount ($)	Call/Mat (2)	(Mths) Call/Mat(2)	(Moody’s/S&P)	Distribution Date	Type
I-A-1	$ 283,419,000	Not Marketed Hereby		[Aaa/AAA]	July 2037	Fltg Rate Group I Senior
II-A-1	$ 79,584,000	1.00 / 1.00	1-20 / 1-20	[Aaa/AAA]	July 2037	Fltg Rate Group II Senior
II-A-2	$ 43,952,000	2.00 / 2.00	20-27 / 20-27	[Aaa/AAA]	July 2037	Fltg Rate Group II Senior
II-A-3	$ 41,691,000	3.41 / 3.41	27-73 / 27-73	[Aaa/AAA]	July 2037	Fltg Rate Group II Senior
II-A-4	$ 13,324,000	6.43 / 8.60	73-77 / 73-174	[Aaa/AAA]	July 2037	Fltg Rate Group II Senior
M-1	$ 23,305,000	4.80 / 5.31	45-77 / 45-158	[Aa1/AA+]	July 2037	Fltg Rate Subordinate
M-2	$ 19,175,000	4.66 / 5.14	43-77 / 43-146	[Aa2/AA]	July 2037	Fltg Rate Subordinate
M-3	$ 11,210,000	4.59 / 5.06	42-77 / 42-138	[Aa3/AA-]	July 2037	Fltg Rate Subordinate
M-4	$ 10,620,000	4.55 / 5.00	41-77 / 41-133	[A1/A+]	July 2037	Fltg Rate Subordinate
M-5	$ 10,030,000	4.52 / 4.95	40-77 / 40-128	[A2/A]	July 2037	Fltg Rate Subordinate
M-6	$ 9,735,000	4.50 / 4.89	39-77 / 39-122	[A3/A-]	July 2037	Fltg Rate Subordinate
M-7	$ 9,145,000	4.48 / 4.84	38-77 / 38-114	[Baa1/BBB+]	July 2037	Fltg Rate Subordinate
M-8	$ 7,375,000	4.46 / 4.75	38-77 / 38-106	[Baa2/BBB]	July 2037	Fltg Rate Subordinate
M-9	$ 5,310,000	4.46 / 4.68	38-77 / 38-98	[Baa3/BBB-]	July 2037	Fltg Rate Subordinate
M-10	$ 5,900,000	4.44 / 4.57	37-77 / 37-91	[Ba1/BB+]	July 2037	Fltg Rate Subordinate
Total:	$573,775,000

(1)
The Class I-A-1 Certificates are backed primarily by the cash flow from the Group I Mortgage Loans (as defined herein).  The Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates are backed primarily by the cash flow from the Group II Mortgage Loans (as defined herein).  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are backed by the cash flows from the Group I Mortgage Loans and the Group II Mortgage Loans.

(2)	See “Pricing Prepayment Speed” herein.
(3)
The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class II-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are priced to call.  The margins on the Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates double and the margins on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are equal to 1.5x the original margins after the clean-up call date.

(4)	See “Net WAC Rate” herein.

Depositor:	Financial Asset Securities Corp.

Originator and
Servicer:	Option One Mortgage Corporation (“Option One”).

Sole Underwriter:	Greenwich Capital Markets, Inc. (“RBS Greenwich Capital”).

Custodian, Trustee and Swap
Administrator:	Wells Fargo Bank, N.A.

Swap Provider:	TBD

Basis Risk Cap Provider:	TBD

Interest Rate Cap Provider:	TBD

Offered Certificates:
The Class I-A-1 Certificates (the “Group I Certificates”) and the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates (collectively, the “Group II Certificates”) are referred to herein as the “Senior Certificates.”  The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates are collectively referred to herein as the “Subordinate Certificates.”  The Senior Certificates and the Subordinate Certificates (other than the Class M-10 Certificates) are collectively referred to herein as the “Offered Certificates.” The Class M-10 Certificates will be offered privately pursuant to Rule 144A of the Securities Act of 1933 to Qualified Institutional Buyers, the “Privately Offered Certificates.”  The Offered Certificates and the Privately Offered Certificates are collectively referred to herein as the “Certificates.”

Federal Tax Status:	It is anticipated that the Certificates generally will represent ownership of REMIC regular interests for tax purposes.

Registration:	The Certificates will be available in book-entry form through DTC and only upon request through Clearstream, Luxembourg and the Euroclear System.

Cut-off Date:	July 1, 2007.

Expected Pricing Date:	On or about the week of June 18, 2007.

Expected Closing Date:	On or about July 10, 2007.

Expected Settlement Date:	On or about July 10, 2007.

Distribution Date:	The 25th day of each month (or if not a business day, the next succeeding business day) commencing in August 2007.

Accrued Interest:	The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:
The interest accrual period for each Distribution Date with respect to the Certificates will be the period beginning with the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:	Subject to the considerations in the Prospectus Supplement, it is expected that the Certificates will be eligible for purchase by plans that meet the requirements of an investor-based exemption.

SMMEA Eligibility:	The Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Servicing Fee:
Approximately 0.30% of the aggregate principal balance of the Mortgage Loans for the first 10 due periods, approximately 0.40% of the aggregate principal balance of the Mortgage Loans for due periods 11 through 30, and approximately 0.65% of the aggregate principal balance of the Mortgage Loans for due periods 31 and thereafter.

Optional Termination:
The terms of the transaction allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates (the “Clean-up Call”), which may be exercised once the aggregate principal balance of the Mortgage Loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Pricing Prepayment Speed:	The Certificates will be priced based on the following collateral prepayment assumptions:

FRM Loans:	115% PPC (100% PPC: 4.00% CPR in month 1, increased by approximately 1.455% each month to 20.00% CPR in month 12, and remaining at 20.00% CPR thereafter)

ARM Loans:
100% PPC (100% PPC: 2.00% in month 1, increased by approximately 2.545% each month to 30.00% CPR in month 12, remaining constant at 30.00% CPR through month 23, increasing to 60.00% CPR in month 24 and remaining constant at 60.00% CPR until month 27 and decreasing to 35.00% CPR in month 28 and remaining constant at 35.00% CPR from month 28 and thereafter)

The maximum prepayment speed in any scenario is capped out at 90% CPR.

Mortgage Loans:
As of the Cut-off Date, the aggregate principal balance of the Mortgage Loans is expected to be approximately $590,000,000, of which: (i) approximately $361,966,074 will consist of a pool of conforming balance fixed-rate and adjustable-rate Mortgage Loans (the “Group I Mortgage Loans”) and (ii) approximately $228,033,926 will consist of a pool of conforming and non-conforming balance fixed-rate and adjustable-rate mortgage loans (the “Group II Mortgage Loans” and together with the Group I Mortgage Loans, the “Mortgage Loans”).

Pass-Through Rate:	The “Pass-Through Rate” on each Class of Certificates will be equal to the lesser of (i) the related Formula Rate and (ii) the Net WAC Rate.

Formula Rate:	The “Formula Rate” on each Class of Certificates will be equal to the lesser of (i) One Month LIBOR plus the margin for such Class and (ii) the Maximum Cap.

Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the Servicing Fee Rate.

Adjusted Net Maximum
Mortgage Rate:	The “Adjusted Net Maximum Mortgage Rate” for each Mortgage Loan is equal to the maximum loan rate (or the loan rate in the case of any fixed-rate Mortgage Loan) less the Servicing Fee Rate.

Net WAC Rate:
The “Net WAC Rate” for each class of Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) minus the per annum rate equal to (y) the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 and (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Maximum Cap:
The “Maximum Cap Rate” for each class of Certificates on any Distribution Date is a per annum rate (subject to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to (x) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Mortgage Loans (weighted based on the principal balance of each Mortgage Loan as of the first day of the related due period, adjusted to reflect unscheduled principal payments made thereafter during the prepayment period that includes such first day) plus (y) the per annum rate equal to the product of (a) the Net Swap Payment paid by the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12, minus (z) the per annum rate of the sum of (i) the product of (a) the Net Swap Payment owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12 minus (ii) the product of (a) the Swap Termination Payment (other than any Swap Termination Payment due to a swap provider trigger event) owed to the Swap Provider, if any, divided by the aggregate principal balance of the Mortgage Loans and (b) 12.

Net WAC Rate
Carryover Amount:
The “Net WAC Rate Carryover Amount” for any Class of Certificates and Distribution Date is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class based on the related Formula Rate over (b) the amount of interest actually accrued on such Class based on the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:
Consists of the following:
1) Excess Cashflow;
2) The Overcollateralization Amount; and,
3) Subordination.

In addition, the Certificates will have the benefit of payments received under the Swap Agreement and the Interest Rate Cap Agreement, if any.

Excess Cashflow:	The “Excess Cashflow” for any Distribution Date will be equal to the available funds remaining after priorities 1) and 2) under “Priority of Distributions.”

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with the notional amount as shown in the Swap Schedule herein. Under the Swap Agreement, on or before each Distribution Date commencing with the Distribution Date in February 2008 and ending with the Distribution Date in July 2013, the Trust shall be obligated to pay to the Swap Provider a fixed amount for that Distribution Date, equal to the product of (x) a fixed rate equal to 5.500% per annum, (y) the notional amount as set forth in the Swap Agreement for that Distribution Date and (z) a fraction, the numerator of which is 30 and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Trust a floating amount for that Distribution Date, equal to the product of (x) One-Month LIBOR, as determined pursuant to the Swap Agreement, for the related calculation period (as defined in the Swap Agreement), (y) the notional amount as set forth in the Swap Agreement for that Distribution Date and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.   Only the net amount of the two obligations will be paid by the appropriate party (the “Net Swap Payment”) on each Distribution Date.  Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Swap Administrator pursuant to the Pooling Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed as described below. Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement and will generally be paid on the related Distribution Date and on any subsequent Distribution Date until paid in full.  In the event that the Trust is required to make a Swap Termination Payment, payments generally will be paid prior to distributions to Certificateholders.

Interest Rate Cap
Agreement:
On the Closing Date, the Trustee (as cap trustee) will enter into the “Interest Rate Cap Agreement” to make payments based upon the priority of cashflows described within the Interest Rate Cap Account herein.  On each Distribution Date, commencing on March 2009, the counterparty to the Interest Rate Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 9.500% over (ii) the strike price for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the notional balance for such Distribution Date specified on the Interest Rate Cap Agreement Schedule herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.  The Interest Rate Cap Agreement will terminate following the Distribution Date in July 2012

Basis Risk Cap Agreement:
On the Closing Date, the Trustee on behalf of the trust will enter into the “Basis Risk Cap Agreement” to make payments in respect of any Net WAC Rate Carryover Amounts on the Certificates, pro rata, based on aggregate certificate principal balance of such Certificates.  On each Distribution Date commencing on September 2008, the counterparty to the Basis Risk Cap Agreement will be obligated to make a payment to the trust equal to the product of (a) the excess, if any, of (i) One Month LIBOR, subject to a maximum of 10.500% over (ii) the strike price for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein, accrued during the related Interest Accrual Period for the Certificates and (b) the lesser of (x) the notional balance for such Distribution Date specified on the Basis Risk Cap Agreement Schedule herein and (y) the aggregate balance of the Certificates on the related Distribution Date and (c) the actual number of days in the related Interest Accrual Period divided by 360.  The Basis Risk Cap Agreement will terminate following the Distribution Date in January 2008.

Overcollateralization
Amount:
The “Overcollateralization Amount” (or “O/C”) is equal to the excess of the aggregate principal balance of the Mortgage Loans over the aggregate principal balance of the Certificates and the Class P Certificates.  On the Closing Date, the Overcollateralization Amount will be equal to approximately 2.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date. To the extent the Overcollateralization Amount is reduced below the Overcollateralization Target Amount, Excess Cashflow will be directed to build O/C until the Overcollateralization Target Amount is reached.

Overcollateralization
Target Amount:	Prior to the Stepdown Date, the “Overcollateralization Target Amount” is approximately 2.75% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

On or after the Stepdown Date, the Overcollateralization Target Amount is approximately 5.50% of the aggregate principal balance of the Mortgage Loans for the related Distribution Date, subject to a floor equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

If a Trigger Event is in effect on the related Distribution Date, the Overcollateralization Target Amount shall be equal to the Overcollateralization Target Amount for the previous Distribution Date.

Stepdown Date:	The earlier to occur of
(i) the Distribution Date on which the principal balance of the Senior Certificates has been reduced to zero; and
(ii) the later to occur of
(x) the Distribution Date occurring in August 2010 and
(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 43.40%.

Credit Enhancement
Percentage:
The “Credit Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the aggregate principal balance of the Mortgage Loans.

Trigger Event:
A “Trigger Event” is in effect on any Distribution Date on or after the Stepdown Date, if either (i) the 60+ delinquency percentage exceeds [36.85]% of the current Credit Enhancement Percentage or (ii) cumulative realized losses as a percentage of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Percentage
August 2009 – July 2010	[1.60]% for August 2009, plus 1/12 of [2.05]% thereafter
August 2010 – July 2011	[3.65]% for August 2010, plus 1/12 of [2.10]% thereafter
August 2011 – July 2012	[5.75]% for August 2011, plus 1/12 of [1.70]% thereafter
August 2012 – July 2013	[7.45]% for August 2012, plus 1/12 of [0.95]% thereafter
August 2013 – July 2014	[8.40]% for August 2013, plus 1/12 of [0.10]% thereafter
August 2014 and thereafter	[8.50]%

Expected Credit Support
Percentages:

	Rating (M/S)	Initial Credit Support	After Stepdown Date Expected Support
Senior Certificates	[Aaa/AAA]	21.70%	43.40%
Class M-1	[Aa1/AA+]	17.75%	35.50%
Class M-2	[Aa2/AA]	14.50%	29.00%
Class M-3	[Aa3/AA-]	12.60%	25.20%
Class M-4	[A1/A+]	10.80%	21.60%
Class M-5	[A2/A]	9.10%	18.20%
Class M-6	[A3/A-]	7.45%	14.90%
Class M-7	[Baa1/BBB+]	5.90%	11.80%
Class M-8	[Baa2/BBB]	4.65%	9.30%
Class M-9	[Baa3/BBB-]	3.75%	7.50%
Class M-10	[Ba1/BB+]	2.75%	5.50%

Realized Losses:
If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a “Realized Loss.”  Realized Losses on the Mortgage Loans will, in effect, be absorbed first by the Excess Cashflow, second, by Net Swap Payments received under the Interest Rate Swap Agreement, third to amounts received pursuant to the Interest Rate Cap Agreement and the cap allocation agreement and fourth, by the reduction of the Overcollateralization Amount.  Following the reduction of any Overcollateralization Amount to zero, all allocable Realized Losses will be applied in reverse sequential order, first to the Class M-10 Certificates, then to the Class M-9 Certificates, then to the Class M-8 Certificates, then to the Class M-7 Certificates, then to the Class M-6 Certificates, then to the Class M-5 Certificates, then to the Class M-4 Certificates, then to the Class M-3 Certificates, then to the Class M-2 Certificates and then to the Class M-1 Certificates.

Priority of Distributions:	Available funds from the Mortgage Loans will be distributed as follows:

1)
Interest funds, as follows: first to pay servicing fees and trustee fees, second, to the Swap Account, net swap payments and swap termination payments (other than any swap termination payment resulting from a swap provider trigger event) owed to the Swap Provider, third, monthly interest plus any previously unpaid interest to the Senior Certificates, generally from the related loan group, as applicable, fourth, monthly interest to the Class M-1 Certificates, fifth, monthly interest to the Class M-2 Certificates, sixth, monthly interest to the Class M-3 Certificates, seventh, monthly interest to the Class M-4 Certificates, eighth, monthly interest to the Class M-5 Certificates, ninth, monthly interest to the Class M-6 Certificates, tenth, monthly interest to the Class M-7 Certificates, eleventh, monthly interest to the Class M-8 Certificates, twelfth, monthly interest to the Class M-9 Certificates, and thirteenth, monthly interest to the Class M-10 Certificates.

2)
Principal funds, as follows: monthly principal to the Senior Certificates, generally based on the principal collected in the related loan group, as described under "Principal Paydown", then monthly principal to the Class M-1 Certificates as described under "Principal Paydown", then monthly principal to the Class M-2 Certificates as described under "Principal Paydown", then monthly principal to the Class M-3 Certificates as described under "Principal Paydown", then monthly principal to the Class M-4 Certificates as described under "Principal Paydown", then monthly principal to the Class M-5 Certificates as described under "Principal Paydown", then monthly principal to the Class M-6 Certificates as described under "Principal Paydown", then monthly principal to the Class M-7 Certificates as described under "Principal Paydown", then monthly principal to the Class M-8 Certificates as described under "Principal Paydown", then monthly principal to the Class M-9 Certificates as described under "Principal Paydown", then monthly principal to the Class M-10 Certificates as described under "Principal Paydown".

3)
Excess Cashflow as follows: as principal to the Certificates to replenish or maintain O/C as described under "Principal Paydown", then any previously unpaid interest to the Class M-1 Certificates, then any unpaid applied Realized Loss amount to the Class M-1 Certificates, then any previously unpaid interest to the Class M-2 Certificates, then any unpaid applied Realized Loss amount to the Class M-2 Certificates, then any previously unpaid interest to the Class M-3 Certificates, then any unpaid applied Realized Loss amount to the Class M-3 Certificates, then any previously unpaid interest to the Class M-4 Certificates, then any unpaid applied Realized Loss amount to the Class M-4 Certificates, then any previously unpaid interest to the Class M-5 Certificates, then any unpaid applied Realized Loss amount to the Class M-5 Certificates, then any previously unpaid interest to the Class M-6 Certificates, then any unpaid applied Realized Loss amount to the Class M-6 Certificates, then any previously unpaid interest to the Class M-7 Certificates, then any unpaid applied Realized Loss amount to the Class M-7 Certificates, then any previously unpaid interest to the Class M-8 Certificates, then any unpaid applied Realized Loss amount to the Class M-8 Certificates, then any previously unpaid interest to the Class M-9 Certificates, then any unpaid applied Realized Loss amount to the Class M-9 Certificates, then any previously unpaid interest to the Class M-10 Certificates, then any unpaid applied Realized Loss amount to the Class M-10 Certificates.

4)	From the proceeds of the Basis Risk Cap Agreement, to pay any Net WAC Carryover Amount pro rata based on the aggregate principal balance of the Certificates.

5)
Any remaining Excess Cashflow to the Net WAC Rate Carryover Reserve Account to be paid to the Class A Certificates, pro-rata based on remaining Net Wac Carryover Amount and then to the Subordinate Certificates sequentially, to the extent of any unpaid Net WAC Rate Carryover Amount payable to the Certificates, before taking into account payments received by the trust from the Swap Agreement and the Interest Rate Cap Agreement.

6)
Any remaining Excess Cashflow to the holders of the non-offered classes of certificates as described in the pooling agreement (including any Swap Termination Payment owed to the Swap Provider due to a Swap Provider trigger event pursuant to the Swap Agreement).

Principal Paydown:
Principal distributed to the Group II Certificates will be distributed sequentially to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates, in that order, until the certificate principal balance of each such class has been reduced to zero, provided however, if all the Subordinate Certificates and the Overcollateralization Amount have been reduced to zero, such principal will be distributed on a pro-rata basis to the Class II-A-1, Class II-A-2, Class II-A-3 and Class II-A-4 Certificates until the certificate principal balance of each such class has been reduced to zero.  In certain customary circumstances, principal will be distributed to the Senior Certificates from the unrelated loan group, to the extent not received from the related loan group.

1)
Prior to the Stepdown Date or if a Trigger Event is in effect, 100% of principal will be paid to the Senior Certificates, provided, however if the Senior Certificates have been retired, principal will be applied sequentially in the following order of priority: i) the Class M-1 Certificates, ii) the Class M-2 Certificates, iii) the Class M-3 Certificates, iv) the Class M-4 Certificates, v) the Class M-5 Certificates, vi) the Class M-6 Certificates, vii) the Class M-7 Certificates, viii) the Class M-8 Certificates, ix) the Class M-9 Certificates and x) the Class M-10 Certificates.

2)
On or after the Stepdown Date and if a Trigger Event is not in effect, all the Certificates will be entitled to receive payments of principal in the following order of priority: first to the Senior Certificates, generally pro rata, based on the principal collected in the related loan group, such that the Senior Certificates will have at least  43.40% credit enhancement, second to the Class M-1 Certificates such that the Class M-1 Certificates will have at least 35.50% credit enhancement, third to the Class M-2 Certificates such that the Class M-2 Certificates will have at least 29.00% credit enhancement, fourth to the Class M-3 Certificates such that the Class M-3 Certificates will have at least 25.20% credit enhancement, fifth to the Class M-4 Certificates such that the Class M-4 Certificates will have at least 21.60% credit enhancement, sixth to the Class M-5 Certificates such that the Class M-5 Certificates will have at least 18.20% credit enhancement, seventh to the Class M-6 Certificates such that the Class M-6 Certificates will have at least 14.90% credit enhancement, eighth to the Class M-7 Certificates such that the Class M-7 Certificates will have at least 11.80% credit enhancement, ninth to the Class M-8 Certificates such that the Class M-8 Certificates will have at least 9.30% credit enhancement, tenth to the Class M-9 Certificates such that the Class M-9 Certificates will have at least 7.50% credit enhancement, and eleventh to the Class M-10 Certificates such that the Class M-10 Certificates will have at least 5.50% credit enhancement (subject, in each case, to the overcollateralization floor).

Swap Account:	On each Distribution Date, funds deposited into the Swap Account for payment to the Swap Provider will be distributed in the following order of priority:

(i)	to pay any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement; and

(ii)	to pay any Swap Termination Payment (not caused by a Swap Provider trigger event) owed to the Swap Provider pursuant to the Swap Agreement.

On each Distribution Date, following the distribution of Excess Cashflow, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

(i)	to each class of Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest, including any accrued unpaid interest from prior Distribution Dates;

(iii)
to the Senior Certificates and to the Subordinate Certificates, any principal in accordance with the principal payment provisions described under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts; and

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Senior and Subordinate Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, sequentially, to the Subordinate Certificates.

Interest Rate Cap
Account:	Funds deposited into the Interest Rate Cap Account on a Distribution Date will include:
(i)	the payments received by the Cap Provider for such Distribution Date pursuant to a cap allocation agreement.

On each Distribution Date, following the distribution of Excess Cashflow and withdrawals from the Swap Account, funds will be deposited into the Interest Rate Cap Account, and payments made pursuant to the Interest Rate Cap Agreement shall be distributed from the Interest Rate Cap Account as follows:

(i)	to the Senior Certificates, any unpaid interest, pro rata, including any accrued unpaid interest from a prior Distribution Date;

(ii)	to the Subordinate Certificates, sequentially, any unpaid interest including any accrued unpaid interest from prior Distribution Dates,

(iii)
to the Senior and Subordinate Certificates, any principal in accordance with the principal payment provisions described above under “Principal Paydown” in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iv)	to the Subordinate Certificates, sequentially, any remaining Allocated Realized Loss Amounts;

(v)
an amount equal to any unpaid remaining Net WAC Rate Carryover Amounts with respect to the Class A Certificates to such Certificates first, pro rata, to the Senior Certificates based on the remaining Net WAC Carryover Amount and second, to the Subordinate Certificates, sequentially.

Total Statistical Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$590,000,000	$49,978	$1,200,000
Average Scheduled Principal Balance	$258,206
Number of Mortgage Loans	2,285

Weighted Average Gross Coupon	8.666%	5.650%	12.750%
Weighted Average FICO Score	615	506	793
Weighted Average Combined Original LTV	79.32%	13.62%	99.74%
Weighted Average Combined Original LTV w/Silent 2nds	79.34%	13.62%	99.74%
Weighted Average Debt-to-Income	42.49%	1.69%	59.99%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	358 months	178 months	359 months
Weighted Average Seasoning	1 months	1 months	6 months

Weighted Average Gross Margin	6.163%	3.000%	10.000%
Weighted Average Minimum Interest Rate	6.290%	3.000%	11.800%
Weighted Average Maximum Interest Rate	14.811%	9.475%	18.800%
Weighted Average Initial Rate Cap	1.552%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.481%	1.000%	1.500%
Weighted Average Months to Roll	26 months	19 months	59 months

Maturity Date		May 1 2022	Jun 1 2037
Maximum Zip Code Concentration	0.35%	11236

ARM	76.06%
Fixed Rate	23.94%

2/28 6 MO LIBOR	27.08%
2/28 6 MO LIBOR 40/30 Balloon	17.34%
2/28 6 MO LIBOR 50/30 Balloon	21.60%
2/28 6 MO LIBOR IO	1.37%
3/27 6 MO LIBOR	0.86%
3/27 6 MO LIBOR 40/30 Balloon	0.98%
3/27 6 MO LIBOR 50/30 Balloon	1.05%
3/27 6 MO LIBOR IO	0.45%
5/25 6 MO LIBOR	1.50%
5/25 6 MO LIBOR 40/30 Balloon	0.69%
5/25 6 MO LIBOR 50/30 Balloon	2.63%
5/25 6 MO LIBOR IO	0.51%
Fixed Rate 15 Yr	0.28%
Fixed Rate 20 Yr	0.20%
Fixed Rate 30 Yr	14.42%
Fixed Rate 30 Yr IO	1.02%
Fixed Rate 30 Yr Rate Reduction	0.11%
Fixed Rate 40/30 Balloon	3.98%
Fixed Rate 50/30 Balloon	3.92%

Interest Only	3.34%
Not Interest Only	96.66%

Prepay Penalty: 0 months	26.71%
Prepay Penalty: 12 months	9.23%
Prepay Penalty: 24 months	43.41%
Prepay Penalty: 30 months	0.10%
Prepay Penalty: 36 months	20.55%

First Lien	100.00%

Business Bank Statements	5.54%
Full Documentation	54.06%
Lite Documentation	0.59%
No Documentation	0.57%
Stated Income Documentation	39.24%

Cash Out Refinance	69.37%
Purchase	19.19%
Rate/Term Refinance	11.44%

2-4 Units Attached	4.10%
2-4 Units Detached	7.34%
Condo Conversion Attached	0.20%
Condo High-Rise Attached	0.79%
Condo Low-Rise Attached	3.75%
Condo Low-Rise Detached	0.04%
Condotel Attached	0.16%
PUD Attached	1.20%
PUD Detached	8.72%
Single Family Attached	1.97%
Single Family Detached	71.73%

Non-owner	8.51%
Primary	89.97%
Second Home	1.52%

Top 5 States:
California	26.70%
Florida	12.12%
New York	11.42%
New Jersey	6.25%
Texas	4.01%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	4	199,960.51	0.03%	10.631	359	56.63	611
50,000.01 - 100,000.00	228	18,096,832.72	3.07%	10.627	357	76.71	618
100,000.01 - 150,000.00	423	52,438,294.17	8.89%	9.507	356	77.57	607
150,000.01 - 200,000.00	381	66,779,848.84	11.32%	8.953	357	77.75	609
200,000.01 - 250,000.00	298	67,252,191.91	11.40%	8.659	357	77.67	606
250,000.01 - 300,000.00	251	68,990,797.13	11.69%	8.569	358	79.43	612
300,000.01 - 350,000.00	187	60,778,463.45	10.30%	8.282	358	77.75	614
350,000.01 - 400,000.00	144	54,051,652.98	9.16%	8.184	358	79.73	614
400,000.01 - 450,000.00	116	49,213,930.41	8.34%	8.578	358	80.52	618
450,000.01 - 500,000.00	70	33,366,617.57	5.66%	8.176	358	80.94	626
500,000.01 - 550,000.00	51	26,707,795.89	4.53%	8.664	359	84.04	629
550,000.01 - 600,000.00	39	22,274,074.98	3.78%	8.457	359	82.13	631
600,000.01 - 650,000.00	21	13,113,907.56	2.22%	8.544	358	82.13	619
650,000.01 - 700,000.00	22	14,918,636.58	2.53%	8.234	358	81.70	627
700,000.01 - 750,000.00	15	10,903,216.93	1.85%	8.612	359	86.03	627
750,000.01 - 800,000.00	9	7,072,413.69	1.20%	8.578	358	86.25	640
800,000.01 - 850,000.00	9	7,424,153.20	1.26%	8.158	359	77.74	603
850,000.01 - 900,000.00	6	5,267,934.59	0.89%	9.065	358	80.76	624
900,000.01 - 950,000.00	4	3,714,972.60	0.63%	8.457	358	75.23	576
950,000.01 - 1,000,000.00	2	1,907,500.00	0.32%	9.001	359	74.99	633
1,000,000.01+	5	5,526,804.29	0.94%	7.565	358	71.15	640
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	8	3,330,539.23	0.56%	5.867	359	81.54	669
6.000 - 6.499	50	17,050,097.82	2.89%	6.316	359	68.64	630
6.500 - 6.999	151	44,590,863.93	7.56%	6.770	358	74.64	632
7.000 - 7.499	160	53,301,002.83	9.03%	7.263	358	75.86	622
7.500 - 7.999	281	85,095,314.01	14.42%	7.769	357	77.91	620
8.000 - 8.499	224	67,074,339.92	11.37%	8.264	358	77.87	614
8.500 - 8.999	360	100,919,060.24	17.10%	8.752	358	80.46	607
9.000 - 9.499	239	59,903,759.34	10.15%	9.234	357	81.86	609
9.500 - 9.999	302	76,383,765.37	12.95%	9.761	358	81.95	613
10.000 -10.499	140	26,119,323.15	4.43%	10.219	357	84.29	605
10.500 -10.999	133	25,135,444.75	4.26%	10.727	358	83.53	607
11.000 -11.499	73	11,291,173.89	1.91%	11.229	358	82.42	611
11.500 -11.999	107	12,321,929.35	2.09%	11.755	357	81.73	613
12.000 -12.499	55	6,782,446.17	1.15%	12.136	359	80.47	617
12.500 -12.999	2	700,940.00	0.12%	12.709	359	89.17	580
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
501 - 520	4	616,708.72	0.10%	9.749	358	69.08	508
521 - 540	19	3,918,758.47	0.66%	8.543	342	73.37	537
541 - 560	175	42,707,268.97	7.24%	9.094	358	76.65	552
561 - 580	328	83,139,570.93	14.09%	9.016	358	77.56	571
581 - 600	397	94,742,584.26	16.06%	8.771	357	76.42	591
601 - 620	456	116,125,880.83	19.68%	8.703	358	79.29	611
621 - 640	375	102,102,946.39	17.31%	8.404	358	80.42	630
641 - 660	272	71,551,820.33	12.13%	8.469	359	82.18	650
661 - 680	139	39,398,871.39	6.68%	8.320	358	81.67	668
681 - 700	53	15,063,009.62	2.55%	8.266	357	83.56	690
701 - 760	52	16,562,222.64	2.81%	8.419	358	83.96	721
761+	13	3,856,415.49	0.65%	9.359	359	86.06	774
None	2	213,941.96	0.04%	10.069	296	34.58	0
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	83	15,996,733.15	2.71%	8.076	354	41.29	610
50.00- 54.99	52	12,202,279.20	2.07%	7.801	359	52.13	607
55.00- 59.99	60	13,595,181.82	2.30%	8.029	357	57.80	599
60.00- 64.99	92	23,747,584.36	4.03%	7.806	357	62.55	608
65.00- 69.99	157	35,893,079.84	6.08%	8.313	357	67.16	600
70.00- 74.99	169	44,649,516.26	7.57%	8.360	358	71.68	602
75.00- 79.99	236	64,776,341.90	10.98%	8.443	357	76.64	608
80.00	379	96,029,665.39	16.28%	8.690	357	80.00	610
80.01- 84.99	75	23,211,030.64	3.93%	8.367	358	83.47	615
85.00- 89.99	342	90,801,555.29	15.39%	8.961	358	85.97	619
90.00	631	166,747,812.15	28.26%	9.066	358	90.00	630
90.01- 94.99	5	1,725,620.00	0.29%	9.021	359	92.45	609
95.00- 99.99	4	623,600.00	0.11%	9.460	359	97.67	587
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	83	15,996,733.15	2.71%	8.076	354	41.29	610
50.00- 54.99	52	12,202,279.20	2.07%	7.801	359	52.13	607
55.00- 59.99	60	13,595,181.82	2.30%	8.029	357	57.80	599
60.00- 64.99	91	23,622,584.36	4.00%	7.785	357	62.54	609
65.00- 69.99	158	36,018,079.84	6.10%	8.325	357	67.15	600
70.00- 74.99	168	44,592,336.26	7.56%	8.356	358	71.68	602
75.00- 79.99	236	64,776,341.90	10.98%	8.443	357	76.64	608
80.00	378	95,677,879.34	16.22%	8.679	357	80.00	610
80.01- 84.99	75	23,211,030.64	3.93%	8.367	358	83.47	615
85.00- 89.99	340	90,463,300.01	15.33%	8.951	358	85.98	619
90.00	635	167,495,033.48	28.39%	9.077	358	89.96	629
90.01- 94.99	5	1,725,620.00	0.29%	9.021	359	92.45	609
95.00- 99.99	4	623,600.00	0.11%	9.460	359	97.67	587
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	10	1,661,357.44	0.28%	8.656	179	71.18	594
240	8	1,189,863.28	0.20%	9.630	238	72.74	582
360	2,267	587,148,779.28	99.52%	8.664	359	79.35	615
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	10	1,661,357.44	0.28%	8.656	179	71.18	594
181-240	8	1,189,863.28	0.20%	9.630	238	72.74	582
301-360	2,267	587,148,779.28	99.52%	8.664	359	79.35	615
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	65	15,047,917.08	2.55%	8.646	357	76.60	625
20.01 -25.00	88	17,989,865.46	3.05%	8.805	356	78.33	614
25.01 -30.00	151	28,582,291.40	4.84%	8.851	356	77.68	619
30.01 -35.00	259	58,671,224.93	9.94%	8.755	358	78.28	613
35.01 -40.00	313	77,887,140.03	13.20%	8.616	358	77.58	612
40.01 -45.00	427	108,558,174.17	18.40%	8.755	357	78.73	619
45.01 -50.00	587	161,096,576.21	27.30%	8.767	358	81.07	619
50.01 -55.00	334	102,175,767.98	17.32%	8.401	358	80.97	607
55.01 -60.00	46	16,655,112.32	2.82%	8.230	358	75.37	590
None	15	3,335,930.42	0.57%	8.592	359	73.25	686
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,628	448,771,758.22	76.06%	8.774	359	80.38	615
Fixed Rate	657	141,228,241.78	23.94%	8.324	355	75.93	616
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	740	159,800,902.99	27.08%	9.470	359	79.20	612
2/28 6 MO LIBOR 40/30 Balloon	329	102,294,734.39	17.34%	8.672	358	79.68	603
2/28 6 MO LIBOR 50/30 Balloon	362	127,437,632.28	21.60%	8.251	358	82.34	621
2/28 6 MO LIBOR IO	26	8,056,011.71	1.37%	8.054	359	79.57	634
3/27 6 MO LIBOR	25	5,046,547.35	0.86%	8.912	358	75.86	622
3/27 6 MO LIBOR 40/30 Balloon	19	5,782,469.49	0.98%	8.177	358	82.91	606
3/27 6 MO LIBOR 50/30 Balloon	19	6,206,090.62	1.05%	8.641	359	83.60	643
3/27 6 MO LIBOR IO	6	2,653,720.00	0.45%	7.661	358	83.42	672
5/25 6 MO LIBOR	37	8,834,741.26	1.50%	8.492	359	80.41	641
5/25 6 MO LIBOR 40/30 Balloon	17	4,097,577.13	0.69%	8.714	359	77.98	600
5/25 6 MO LIBOR 50/30 Balloon	41	15,545,405.00	2.63%	7.654	359	80.02	623
5/25 6 MO LIBOR IO	7	3,015,926.00	0.51%	8.197	359	84.62	673
Fixed Rate 15 Yr	10	1,661,357.44	0.28%	8.656	179	71.18	594
Fixed Rate 20 Yr	8	1,189,863.28	0.20%	9.630	238	72.74	582
Fixed Rate 30 Yr	451	85,084,466.65	14.42%	8.638	358	75.80	614
Fixed Rate 30 Yr IO	18	6,003,920.98	1.02%	7.166	358	77.68	665
Fixed Rate 30 Yr Rate Reduction	3	665,806.33	0.11%	10.508	358	70.54	630
Fixed Rate 40/30 Balloon	93	23,475,571.74	3.98%	7.887	358	75.36	606
Fixed Rate 50/30 Balloon	74	23,147,255.36	3.92%	7.763	358	77.18	625
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	2,228	570,270,421.31	96.66%	8.698	358	79.28	614
I/O Term: 60 months	31	10,585,011.71	1.79%	7.939	358	79.72	648
I/O Term: 120 months	26	9,144,566.98	1.55%	7.537	359	80.94	661
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	612	157,611,522.59	26.71%	9.058	357	79.31	615
Prepay Penalty: 12 months	151	54,461,741.29	9.23%	8.605	358	77.32	629
Prepay Penalty: 24 months	986	256,111,740.55	43.41%	8.681	358	80.71	611
Prepay Penalty: 30 months	3	571,089.56	0.10%	9.663	359	87.81	569
Prepay Penalty: 36 months	533	121,243,906.01	20.55%	8.149	357	77.25	616
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	2,285	590,000,000.00	100.00%	8.666	358	79.32	615
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	103	32,713,347.32	5.54%	8.681	356	79.41	603
Full Documentation	1,373	318,945,499.26	54.06%	8.391	358	79.53	605
Lite Documentation	13	3,485,788.13	0.59%	8.970	358	79.38	624
No Documentation	15	3,335,930.42	0.57%	8.592	359	73.25	686
Stated Income Documentation	781	231,519,434.87	39.24%	9.040	358	79.10	630
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,560	409,284,057.15	69.37%	8.513	358	77.40	611
Purchase	457	113,232,312.99	19.19%	9.261	358	84.84	632
Rate/Term Refinance	268	67,483,629.86	11.44%	8.596	358	81.66	613
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	62	24,199,634.15	4.10%	8.495	358	79.86	631
2-4 Units Detached	144	43,296,168.52	7.34%	8.985	359	79.24	627
Condo Conversion Attached	6	1,163,003.40	0.20%	9.955	359	80.42	652
Condo High-Rise Attached	13	4,668,304.29	0.79%	8.496	359	74.82	632
Condo Low-Rise Attached	96	22,096,497.52	3.75%	8.746	359	79.01	612
Condo Low-Rise Detached	1	263,500.00	0.04%	6.625	359	85.00	604
Condotel Attached	3	940,271.32	0.16%	7.504	358	84.87	746
PUD Attached	26	7,103,990.94	1.20%	8.206	358	79.45	618
PUD Detached	182	51,452,897.45	8.72%	8.540	357	79.44	608
Single Family Attached	62	11,618,092.39	1.97%	8.931	358	80.07	617
Single Family Detached	1,690	423,197,640.02	71.73%	8.657	358	79.30	613
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	273	50,200,609.83	8.51%	10.105	359	81.03	641
Primary	1,983	530,824,892.14	89.97%	8.520	358	79.21	613
Second Home	29	8,974,498.03	1.52%	9.239	359	76.36	624
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	159	40,045,857.39	6.79%	8.849	357	75.52	593
AA	234	59,933,160.87	10.16%	8.760	358	80.40	601
AA+	1,739	456,393,986.66	77.35%	8.542	358	79.90	621
B	79	18,639,984.20	3.16%	9.728	357	77.26	587
C	49	10,925,185.35	1.85%	9.902	354	72.69	586
CC	25	4,061,825.53	0.69%	11.235	358	62.80	583
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	17	2,898,127.41	0.49%	9.206	359	86.51	616
Alaska	2	427,650.97	0.07%	9.763	358	80.27	572
Arizona	64	13,166,761.03	2.23%	8.591	356	79.75	616
Arkansas	3	503,650.00	0.09%	8.066	357	84.03	590
California	400	157,558,969.06	26.70%	8.101	358	79.29	619
Colorado	30	7,050,897.50	1.20%	8.661	359	83.74	612
Connecticut	46	10,551,299.03	1.79%	8.862	359	78.71	617
Delaware	2	357,123.54	0.06%	9.167	359	84.29	586
District of Columbia	3	880,230.59	0.15%	8.528	359	79.89	597
Florida	334	71,491,103.08	12.12%	8.749	357	77.09	613
Georgia	38	6,552,073.05	1.11%	9.448	358	85.93	605
Hawaii	35	12,704,964.55	2.15%	7.372	359	73.05	621
Idaho	4	782,294.96	0.13%	8.840	359	85.23	600
Illinois	52	10,418,979.66	1.77%	9.229	359	79.04	617
Indiana	24	3,034,143.28	0.51%	9.947	359	86.59	609
Iowa	5	575,885.81	0.10%	10.466	359	80.95	592
Kansas	3	690,977.95	0.12%	9.674	359	89.53	668
Kentucky	8	974,254.10	0.17%	9.807	359	88.32	624
Louisiana	29	5,954,307.04	1.01%	9.523	355	84.71	622
Maine	20	4,362,430.00	0.74%	9.389	359	79.85	616
Maryland	50	14,128,412.48	2.39%	8.179	358	77.70	607
Massachusetts	79	22,571,341.03	3.83%	8.741	359	79.70	615
Michigan	73	8,972,801.95	1.52%	10.278	354	83.59	614
Minnesota	15	4,622,527.60	0.78%	9.424	359	81.32	614
Mississippi	4	939,779.82	0.16%	9.201	300	77.53	570
Missouri	15	1,628,374.36	0.28%	10.449	359	84.02	616
Nebraska	4	492,547.97	0.08%	9.593	359	88.83	631
Nevada	28	7,760,819.78	1.32%	8.062	359	75.85	604
New Hampshire	11	3,234,092.57	0.55%	9.232	359	74.67	586
New Jersey	121	36,879,630.17	6.25%	9.076	358	77.56	620
New York	168	67,372,297.33	11.42%	8.530	358	78.03	625
North Carolina	42	7,553,752.62	1.28%	9.303	358	80.35	599
Ohio	67	7,495,918.70	1.27%	10.206	359	82.82	616
Oklahoma	12	2,316,517.07	0.39%	9.715	359	87.50	620
Oregon	41	9,927,697.92	1.68%	9.174	359	81.62	605
Pennsylvania	66	10,761,535.90	1.82%	9.087	359	80.91	602
Rhode Island	2	289,800.00	0.05%	10.619	359	90.00	646
South Carolina	16	2,325,734.42	0.39%	9.347	358	81.34	602
South Dakota	3	319,450.82	0.05%	9.479	359	75.47	585
Tennessee	25	2,952,298.94	0.50%	10.058	358	80.93	601
Texas	142	23,648,845.67	4.01%	9.263	351	83.20	609
Utah	24	5,528,522.77	0.94%	8.814	358	85.49	626
Vermont	4	744,350.00	0.13%	8.702	359	72.64	603
Virginia	60	12,375,935.72	2.10%	8.895	359	78.50	605
Washington	68	19,914,088.29	3.38%	8.347	358	78.33	604
Wisconsin	22	3,580,317.73	0.61%	9.755	359	84.55	613
Wyoming	4	726,485.76	0.12%	9.507	358	84.53	579
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	2,279	588,192,887.87	99.69%	8.662	358	79.31	615
Silent 2nd	6	1,807,112.13	0.31%	9.879	358	82.15	600
Total	2,285	590,000,000.00	100.00%	8.666	358	79.32	615

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	61,200.00	0.01%	11.990	359	90.00	661
4.000 - 4.499	4	302,950.00	0.07%	11.962	359	77.22	606
4.500 - 4.999	2	249,300.00	0.06%	10.066	359	90.00	634
5.000 - 5.499	36	5,733,019.55	1.28%	9.373	359	82.16	612
5.500 - 5.999	25	8,262,464.57	1.84%	6.855	358	74.75	646
6.000 - 6.499	1,373	382,271,910.92	85.18%	8.729	359	80.87	616
6.500 - 6.999	87	21,902,990.16	4.88%	9.164	358	76.41	595
7.000 - 7.499	49	13,413,442.66	2.99%	9.506	358	74.69	594
7.500 - 7.999	44	14,427,905.17	3.21%	9.281	358	80.46	613
8.000 - 8.499	3	1,292,809.88	0.29%	9.373	358	88.70	705
8.500 - 8.999	2	519,786.05	0.12%	11.181	357	80.00	598
9.000 - 9.499	1	161,979.26	0.04%	9.750	357	90.00	629
10.000 -10.499	1	172,000.00	0.04%	10.500	358	80.00	646
Total	1,628	448,771,758.22	100.00%	8.774	359	80.38	615

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	61,200.00	0.01%	11.990	359	90.00	661
4.000 - 4.499	4	302,950.00	0.07%	11.962	359	77.22	606
4.500 - 4.999	2	249,300.00	0.06%	10.066	359	90.00	634
5.000 - 5.499	36	5,733,019.55	1.28%	9.373	359	82.16	612
5.500 - 5.999	21	7,421,660.06	1.65%	6.880	358	77.85	650
6.000 - 6.499	1,327	370,065,892.66	82.46%	8.743	359	80.91	616
6.500 - 6.999	78	19,721,454.52	4.39%	9.032	358	74.92	591
7.000 - 7.499	45	12,265,754.82	2.73%	9.378	358	73.04	583
7.500 - 7.999	29	8,782,950.06	1.96%	8.377	357	80.80	629
8.000 - 8.499	17	5,935,762.66	1.32%	8.373	357	78.51	645
8.500 - 8.999	24	6,611,121.51	1.47%	8.816	358	79.74	601
9.000 - 9.499	10	2,264,765.82	0.50%	9.234	357	83.12	609
9.500 - 9.999	21	6,834,056.66	1.52%	9.842	358	82.68	613
10.000 -10.499	6	932,160.80	0.21%	10.197	358	83.74	602
10.500 -10.999	2	594,613.00	0.13%	10.727	358	87.11	620
11.000 -11.499	2	352,060.05	0.08%	11.299	357	67.45	624
11.500 -11.999	3	643,036.05	0.14%	11.683	357	77.27	615
Total	1,628	448,771,758.22	100.00%	8.774	359	80.38	615

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	1	169,847.78	0.04%	6.475	357	60.07	622
11.000 -11.499	1	145,800.00	0.03%	8.450	359	90.00	590
11.500 -11.999	8	3,330,539.23	0.74%	5.867	359	81.54	669
12.000 -12.499	21	8,349,372.80	1.86%	6.248	359	70.71	627
12.500 -12.999	65	20,932,149.94	4.66%	6.783	359	76.83	630
13.000 -13.499	102	37,177,958.61	8.28%	7.242	359	77.15	622
13.500 -13.999	186	59,298,897.90	13.21%	7.748	359	78.30	616
14.000 -14.499	157	50,934,725.25	11.35%	8.250	359	78.96	615
14.500 -14.999	275	83,782,505.12	18.67%	8.708	358	81.34	609
15.000 -15.499	185	51,009,540.85	11.37%	9.166	359	81.26	611
15.500 -15.999	245	63,844,319.60	14.23%	9.710	359	82.34	614
16.000 -16.499	104	20,731,941.58	4.62%	10.144	358	84.56	610
16.500 -16.999	111	25,018,707.10	5.57%	10.598	359	83.35	609
17.000 -17.499	55	8,927,283.18	1.99%	11.182	359	83.68	613
17.500 -17.999	66	8,634,646.66	1.92%	11.742	359	82.28	619
18.000 -18.499	43	5,682,582.62	1.27%	12.081	359	82.06	625
18.500 -18.999	3	800,940.00	0.18%	12.595	359	84.65	584
Total	1,628	448,771,758.22	100.00%	8.774	359	80.38	615

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1,562	432,658,636.17	96.41%	8.770	359	80.40	615
2.000	6	1,010,503.83	0.23%	8.020	356	78.45	587
3.000	60	15,102,618.22	3.37%	8.919	358	80.02	611
Total	1,628	448,771,758.22	100.00%	8.774	359	80.38	615

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	67	17,099,175.03	3.81%	8.831	358	80.09	617
1.500	1,561	431,672,583.19	96.19%	8.771	359	80.39	615
Total	1,628	448,771,758.22	100.00%	8.774	359	80.38	615

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
02/01/09	2	788,463.49	0.18%	8.335	355	54.03	603
03/01/09	26	6,632,731.73	1.48%	7.897	356	76.16	609
04/01/09	41	11,967,281.11	2.67%	8.714	357	77.60	618
05/01/09	474	139,484,262.59	31.08%	8.773	358	80.18	608
06/01/09	914	238,716,542.45	53.19%	8.922	359	80.77	616
01/01/10	1	243,928.39	0.05%	7.770	354	85.00	706
03/01/10	4	780,957.33	0.17%	7.721	356	80.38	573
04/01/10	3	1,229,370.79	0.27%	7.930	357	83.20	627
05/01/10	19	6,027,290.95	1.34%	8.603	358	81.14	636
06/01/10	42	11,407,280.00	2.54%	8.475	359	81.32	630
05/01/12	27	8,860,412.39	1.97%	8.225	358	81.44	629
06/01/12	75	22,633,237.00	5.04%	8.022	359	79.86	630
Total	1,628	448,771,758.22	100.00%	8.774	359	80.38	615

Group I Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$361,966,074	$49,978	$679,395
Average Scheduled Principal Balance	$215,841
Number of Mortgage Loans	1,677

Weighted Average Gross Coupon	8.714%	5.650%	12.450%
Weighted Average FICO Score	611	506	793
Weighted Average Combined Original LTV	77.67%	13.62%	99.74%
Weighted Average Combined Original LTV w/Silent 2nds	77.69%	13.62%	99.74%
Weighted Average Debt-to-Income	42.25%	1.69%	59.99%

Weighted Average Original Term	359 months	180 months	360 months
Weighted Average Stated Remaining Term	357 months	178 months	359 months
Weighted Average Seasoning	2 months	1 months	6 months

Weighted Average Gross Margin	6.169%	4.000%	10.000%
Weighted Average Minimum Interest Rate	6.321%	4.000%	11.800%
Weighted Average Maximum Interest Rate	14.911%	9.475%	18.800%
Weighted Average Initial Rate Cap	1.565%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.476%	1.000%	1.500%
Weighted Average Months to Roll	25 months	19 months	59 months

Maturity Date		May 1 2022	Jun 1 2037
Maximum Zip Code Concentration	0.52%	92376

ARM	70.57%
Fixed Rate	29.43%

2/28 6 MO LIBOR	30.02%
2/28 6 MO LIBOR 40/30 Balloon	15.57%
2/28 6 MO LIBOR 50/30 Balloon	15.82%
2/28 6 MO LIBOR IO	1.51%
3/27 6 MO LIBOR	0.93%
3/27 6 MO LIBOR 40/30 Balloon	1.17%
3/27 6 MO LIBOR 50/30 Balloon	0.73%
3/27 6 MO LIBOR IO	0.05%
5/25 6 MO LIBOR	1.34%
5/25 6 MO LIBOR 40/30 Balloon	0.98%
5/25 6 MO LIBOR 50/30 Balloon	2.08%
5/25 6 MO LIBOR IO	0.38%
Fixed Rate 15 Yr	0.44%
Fixed Rate 20 Yr	0.26%
Fixed Rate 30 Yr	18.39%
Fixed Rate 30 Yr IO	0.81%
Fixed Rate 30 Yr Rate Reduction	0.16%
Fixed Rate 40/30 Balloon	5.25%
Fixed Rate 50/30 Balloon	4.12%

Interest Only	2.75%
Not Interest Only	97.25%

Prepay Penalty: 0 months	27.41%
Prepay Penalty: 12 months	7.99%
Prepay Penalty: 24 months	41.22%
Prepay Penalty: 30 months	0.16%
Prepay Penalty: 36 months	23.22%

First Lien	100.00%

Business Bank Statements	4.24%
Full Documentation	61.23%
Lite Documentation	0.33%
No Documentation	0.56%
Stated Income Documentation	33.64%

Cash Out Refinance	78.57%
Purchase	8.48%
Rate/Term Refinance	12.95%

2-4 Units Attached	3.59%
2-4 Units Detached	9.34%
Condo High-Rise Attached	0.49%
Condo Low-Rise Attached	4.20%
Condo Low-Rise Detached	0.07%
PUD Attached	1.33%
PUD Detached	7.79%
Single Family Attached	2.14%
Single Family Detached	71.05%

Non-owner	12.22%
Primary	86.68%
Second Home	1.11%

Top 5 States:
California	20.11%
Florida	12.78%
New York	8.41%
New Jersey	6.33%
Massachusetts	4.59%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	3	149,978.34	0.04%	10.508	359	57.78	613
50,000.01 - 100,000.00	170	13,665,387.08	3.78%	10.723	357	76.46	619
100,000.01 - 150,000.00	355	44,035,865.85	12.17%	9.515	356	77.04	608
150,000.01 - 200,000.00	325	57,100,576.37	15.78%	8.939	357	76.98	607
200,000.01 - 250,000.00	255	57,485,745.07	15.88%	8.667	357	77.27	604
250,000.01 - 300,000.00	214	58,816,439.84	16.25%	8.489	358	78.63	610
300,000.01 - 350,000.00	157	51,021,351.80	14.10%	8.196	358	76.89	615
350,000.01 - 400,000.00	124	46,485,585.49	12.84%	8.204	358	79.17	611
400,000.01 - 450,000.00	48	19,906,928.65	5.50%	8.379	358	77.40	616
450,000.01 - 500,000.00	14	6,711,285.80	1.85%	8.304	359	77.37	626
500,000.01 - 550,000.00	7	3,611,722.37	1.00%	8.595	359	83.34	632
550,000.01 - 600,000.00	4	2,295,813.14	0.63%	8.384	358	82.01	639
650,000.01 - 700,000.00	1	679,394.57	0.19%	9.990	357	80.00	602
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	3	1,019,215.54	0.28%	5.790	359	87.31	664
6.000 - 6.499	31	9,688,427.14	2.68%	6.350	359	63.04	630
6.500 - 6.999	118	31,617,939.27	8.74%	6.802	358	73.44	625
7.000 - 7.499	110	30,456,353.43	8.41%	7.261	358	73.17	616
7.500 - 7.999	215	52,920,976.68	14.62%	7.786	357	75.98	617
8.000 - 8.499	156	38,282,820.97	10.58%	8.253	357	76.53	608
8.500 - 8.999	264	60,303,438.82	16.66%	8.756	357	79.17	604
9.000 - 9.499	168	34,616,260.71	9.56%	9.237	357	80.43	601
9.500 - 9.999	218	44,479,616.34	12.29%	9.756	358	79.37	607
10.000 -10.499	106	18,235,599.97	5.04%	10.201	356	83.80	608
10.500 -10.999	103	17,232,418.53	4.76%	10.740	358	82.14	597
11.000 -11.499	56	8,377,548.25	2.31%	11.240	359	82.49	614
11.500 -11.999	80	8,745,882.48	2.42%	11.768	356	81.44	616
12.000 -12.499	49	5,989,576.24	1.65%	12.136	359	79.92	620
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
501 - 520	3	508,708.72	0.14%	9.993	358	72.87	509
521 - 540	17	2,940,258.47	0.81%	8.735	336	70.91	537
541 - 560	137	29,565,827.94	8.17%	9.166	358	76.37	552
561 - 580	247	53,211,471.64	14.70%	8.989	357	75.96	571
581 - 600	302	63,088,140.99	17.43%	8.769	356	76.04	591
601 - 620	340	76,557,642.19	21.15%	8.677	358	77.70	610
621 - 640	273	60,632,684.43	16.75%	8.404	358	78.84	630
641 - 660	191	37,830,063.20	10.45%	8.666	359	79.36	650
661 - 680	97	22,106,088.62	6.11%	8.505	359	80.85	668
681 - 700	36	7,612,447.02	2.10%	8.320	355	79.28	688
701 - 760	28	6,805,971.19	1.88%	8.414	358	82.99	722
761+	5	1,003,828.00	0.28%	9.693	359	81.75	769
None	1	102,941.96	0.03%	8.850	358	38.15	0
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	72	12,719,858.52	3.51%	8.182	356	40.89	605
50.00- 54.99	44	10,010,579.48	2.77%	7.697	359	52.25	612
55.00- 59.99	53	11,181,212.88	3.09%	7.974	357	57.75	598
60.00- 64.99	70	17,048,877.57	4.71%	7.780	357	62.56	606
65.00- 69.99	128	25,502,740.85	7.05%	8.480	357	67.13	603
70.00- 74.99	132	30,078,718.95	8.31%	8.389	358	71.79	604
75.00- 79.99	193	45,612,793.89	12.60%	8.527	357	76.72	606
80.00	277	59,264,512.85	16.37%	8.816	356	80.00	605
80.01- 84.99	51	11,729,160.49	3.24%	8.463	358	83.22	616
85.00- 89.99	254	55,455,996.73	15.32%	9.161	358	85.88	615
90.00	397	81,920,022.16	22.63%	9.155	358	90.00	623
90.01- 94.99	2	818,000.00	0.23%	9.843	359	92.44	600
95.00- 99.99	4	623,600.00	0.17%	9.460	359	97.67	587
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	72	12,719,858.52	3.51%	8.182	356	40.89	605
50.00- 54.99	44	10,010,579.48	2.77%	7.697	359	52.25	612
55.00- 59.99	53	11,181,212.88	3.09%	7.974	357	57.75	598
60.00- 64.99	70	17,048,877.57	4.71%	7.780	357	62.56	606
65.00- 69.99	128	25,502,740.85	7.05%	8.480	357	67.13	603
70.00- 74.99	131	30,021,538.95	8.29%	8.383	358	71.79	604
75.00- 79.99	193	45,612,793.89	12.60%	8.527	357	76.72	606
80.00	276	58,912,726.80	16.28%	8.799	356	80.00	605
80.01- 84.99	51	11,729,160.49	3.24%	8.463	358	83.22	616
85.00- 89.99	253	55,264,746.73	15.27%	9.153	358	85.88	615
90.00	400	82,520,238.21	22.80%	9.173	358	89.93	623
90.01- 94.99	2	818,000.00	0.23%	9.843	359	92.44	600
95.00- 99.99	4	623,600.00	0.17%	9.460	359	97.67	587
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	9	1,583,357.44	0.44%	8.683	179	72.53	590
240	6	943,863.28	0.26%	9.321	238	75.15	578
360	1,662	359,438,853.65	99.30%	8.713	358	77.70	611
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	9	1,583,357.44	0.44%	8.683	179	72.53	590
181-240	6	943,863.28	0.26%	9.321	238	75.15	578
301-360	1,662	359,438,853.65	99.30%	8.713	358	77.70	611
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	43	7,942,183.24	2.19%	8.982	355	75.73	626
20.01 -25.00	61	11,264,034.63	3.11%	8.947	354	78.74	620
25.01 -30.00	121	21,704,734.40	6.00%	8.846	356	76.40	620
30.01 -35.00	193	36,550,881.35	10.10%	8.918	358	76.09	607
35.01 -40.00	234	48,490,849.20	13.40%	8.707	358	76.19	609
40.01 -45.00	313	65,867,761.04	18.20%	8.776	357	76.26	609
45.01 -50.00	432	99,741,307.53	27.56%	8.755	358	79.60	615
50.01 -55.00	242	60,114,618.16	16.61%	8.455	358	79.75	602
55.01 -60.00	28	8,265,739.60	2.28%	7.915	359	72.81	592
None	10	2,023,965.22	0.56%	8.346	359	66.21	666
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	1,140	255,452,605.89	70.57%	8.867	359	79.13	611
Fixed Rate	537	106,513,468.48	29.43%	8.347	355	74.17	610
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	560	108,670,962.99	30.02%	9.530	359	78.20	611
2/28 6 MO LIBOR 40/30 Balloon	227	56,354,564.16	15.57%	8.704	358	79.16	596
2/28 6 MO LIBOR 50/30 Balloon	216	57,269,853.03	15.82%	8.161	358	81.20	617
2/28 6 MO LIBOR IO	20	5,473,761.71	1.51%	8.068	359	77.30	638
3/27 6 MO LIBOR	19	3,362,199.49	0.93%	8.867	358	74.47	621
3/27 6 MO LIBOR 40/30 Balloon	15	4,247,761.53	1.17%	8.006	358	81.97	601
3/27 6 MO LIBOR 50/30 Balloon	10	2,636,778.75	0.73%	8.496	358	79.07	618
3/27 6 MO LIBOR IO	1	168,000.00	0.05%	8.700	358	60.00	629
5/25 6 MO LIBOR	27	4,837,889.00	1.34%	8.606	359	81.09	640
5/25 6 MO LIBOR 40/30 Balloon	15	3,542,395.01	0.98%	8.532	359	76.79	604
5/25 6 MO LIBOR 50/30 Balloon	26	7,516,814.22	2.08%	7.750	359	79.05	622
5/25 6 MO LIBOR IO	4	1,371,626.00	0.38%	6.999	359	78.18	675
Fixed Rate 15 Yr	9	1,583,357.44	0.44%	8.683	179	72.53	590
Fixed Rate 20 Yr	6	943,863.28	0.26%	9.321	238	75.15	578
Fixed Rate 30 Yr	374	66,571,250.59	18.39%	8.658	358	74.04	609
Fixed Rate 30 Yr IO	12	2,941,928.98	0.81%	7.101	358	75.11	652
Fixed Rate 30 Yr Rate Reduction	2	565,806.33	0.16%	10.200	358	71.96	636
Fixed Rate 40/30 Balloon	80	19,008,946.62	5.25%	7.910	358	75.10	606
Fixed Rate 50/30 Balloon	54	14,898,315.24	4.12%	7.590	358	73.58	616
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	1,640	352,010,757.68	97.25%	8.744	357	77.71	610
I/O Term: 60 months	20	4,909,841.71	1.36%	8.043	359	74.09	640
I/O Term: 120 months	17	5,045,474.98	1.39%	7.258	359	78.80	653
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	471	99,216,807.47	27.41%	9.070	357	77.26	611
Prepay Penalty: 12 months	100	28,928,908.88	7.99%	8.556	357	73.83	623
Prepay Penalty: 24 months	693	149,195,981.34	41.22%	8.811	358	79.78	608
Prepay Penalty: 30 months	3	571,089.56	0.16%	9.663	359	87.81	569
Prepay Penalty: 36 months	410	84,053,287.12	23.22%	8.169	356	75.68	611
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,677	361,966,074.37	100.00%	8.714	357	77.67	611
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	68	15,354,918.91	4.24%	8.819	353	81.15	609
Full Documentation	1,076	221,640,505.05	61.23%	8.502	357	78.25	602
Lite Documentation	7	1,191,713.81	0.33%	8.822	357	69.32	600
No Documentation	10	2,023,965.22	0.56%	8.346	359	66.21	666
Stated Income Documentation	516	121,754,971.38	33.64%	9.092	358	76.45	625
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,266	284,410,389.90	78.57%	8.573	357	76.23	609
Purchase	190	30,689,405.87	8.48%	9.961	359	85.00	630
Rate/Term Refinance	221	46,866,278.60	12.95%	8.754	358	81.62	608
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	41	13,000,045.56	3.59%	8.494	359	75.52	628
2-4 Units Detached	122	33,817,716.95	9.34%	9.000	359	76.94	621
Condo High-Rise Attached	7	1,789,329.29	0.49%	8.148	359	64.79	636
Condo Low-Rise Attached	74	15,219,871.23	4.20%	8.604	358	77.37	613
Condo Low-Rise Detached	1	263,500.00	0.07%	6.625	359	85.00	604
PUD Attached	21	4,799,889.73	1.33%	8.149	358	78.78	607
PUD Detached	117	28,182,362.38	7.79%	8.461	356	77.20	605
Single Family Attached	44	7,728,093.10	2.14%	9.036	358	77.06	623
Single Family Detached	1,250	257,165,266.13	71.05%	8.729	357	78.03	608
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	245	44,214,526.68	12.22%	10.119	359	80.54	638
Primary	1,413	313,735,008.42	86.68%	8.514	357	77.32	607
Second Home	19	4,016,539.27	1.11%	8.903	358	74.14	611
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	120	26,457,246.53	7.31%	8.973	356	74.95	591
AA	190	43,614,136.30	12.05%	8.809	358	79.94	602
AA+	1,248	268,427,137.93	74.16%	8.568	358	78.00	616
B	57	11,785,487.48	3.26%	9.504	357	76.61	589
C	40	8,091,147.98	2.24%	9.863	353	71.91	587
CC	22	3,590,918.15	0.99%	11.373	358	62.62	581
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	14	2,328,452.48	0.64%	9.165	359	87.85	628
Alaska	2	427,650.97	0.12%	9.763	358	80.27	572
Arizona	53	10,666,432.41	2.95%	8.602	355	78.56	613
Arkansas	3	503,650.00	0.14%	8.066	357	84.03	590
California	239	72,777,385.15	20.11%	8.070	358	76.08	612
Colorado	26	5,673,637.60	1.57%	8.758	359	84.17	614
Connecticut	41	8,736,599.03	2.41%	8.744	359	77.74	616
District of Columbia	3	880,230.59	0.24%	8.528	359	79.89	597
Florida	235	46,266,713.95	12.78%	8.715	358	76.13	610
Georgia	36	5,816,347.76	1.61%	9.610	359	85.42	610
Hawaii	24	7,996,137.38	2.21%	7.299	359	69.41	619
Idaho	3	636,494.96	0.18%	8.930	359	84.14	602
Illinois	47	8,541,039.91	2.36%	9.341	359	79.18	615
Indiana	20	2,407,329.28	0.67%	10.078	359	85.71	605
Iowa	5	575,885.81	0.16%	10.466	359	80.95	592
Kansas	2	168,977.95	0.05%	11.756	359	88.09	599
Kentucky	8	974,254.10	0.27%	9.807	359	88.32	624
Louisiana	22	4,009,765.99	1.11%	9.756	354	82.16	613
Maine	16	2,913,330.62	0.80%	9.126	359	78.57	614
Maryland	35	8,655,609.40	2.39%	8.245	358	75.79	609
Massachusetts	66	16,613,936.74	4.59%	8.765	359	79.04	610
Michigan	59	7,221,403.00	2.00%	10.297	353	82.85	613
Minnesota	12	3,000,002.60	0.83%	9.277	359	78.74	596
Mississippi	4	939,779.82	0.26%	9.201	300	77.53	570
Missouri	12	1,372,774.36	0.38%	10.292	359	84.01	620
Nevada	22	5,318,519.78	1.47%	8.008	358	75.01	604
New Hampshire	10	2,400,092.57	0.66%	9.435	359	79.92	586
New Jersey	90	22,906,811.77	6.33%	9.027	358	73.67	612
New York	100	30,434,222.71	8.41%	8.362	357	73.75	618
North Carolina	39	6,952,786.82	1.92%	9.254	358	80.08	596
Ohio	52	6,092,802.41	1.68%	10.195	359	82.44	612
Oklahoma	7	1,408,473.18	0.39%	9.529	359	85.89	646
Oregon	37	8,067,947.92	2.23%	9.142	359	80.83	605
Pennsylvania	48	7,986,768.63	2.21%	9.074	359	81.65	602
Rhode Island	2	289,800.00	0.08%	10.619	359	90.00	646
South Carolina	13	1,841,847.13	0.51%	9.122	358	79.47	601
South Dakota	3	319,450.82	0.09%	9.479	359	75.47	585
Tennessee	21	2,514,098.94	0.69%	9.902	358	80.42	601
Texas	100	15,088,933.14	4.17%	9.199	347	80.83	604
Utah	20	3,842,373.73	1.06%	8.730	359	83.67	622
Vermont	3	300,350.00	0.08%	8.558	359	76.66	651
Virginia	48	8,668,877.94	2.39%	8.930	359	77.20	612
Washington	50	13,410,072.22	3.70%	8.074	358	78.07	603
Wisconsin	21	3,291,537.04	0.91%	9.602	359	84.07	612
Wyoming	4	726,485.76	0.20%	9.507	358	84.53	579
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	1,674	361,365,858.32	99.83%	8.709	357	77.67	611
Silent 2nd	3	600,216.05	0.17%	11.651	358	80.78	612
Total	1,677	361,966,074.37	100.00%	8.714	357	77.67	611

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	2	126,650.00	0.05%	12.156	359	85.00	643
4.500 - 4.999	2	249,300.00	0.10%	10.066	359	90.00	634
5.000 - 5.499	30	4,824,654.63	1.89%	9.642	359	82.08	610
5.500 - 5.999	15	3,429,361.13	1.34%	6.804	358	69.28	644
6.000 - 6.499	950	215,199,559.85	84.24%	8.805	359	79.78	612
6.500 - 6.999	68	14,266,903.79	5.58%	9.307	358	76.12	593
7.000 - 7.499	42	9,255,456.98	3.62%	9.489	358	72.73	587
7.500 - 7.999	27	7,240,933.46	2.83%	9.209	357	76.16	613
8.000 - 8.499	1	168,000.00	0.07%	9.210	358	80.00	587
8.500 - 8.999	2	519,786.05	0.20%	11.181	357	80.00	598
10.000 -10.499	1	172,000.00	0.07%	10.500	358	80.00	646
Total	1,140	255,452,605.89	100.00%	8.867	359	79.13	611

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	2	126,650.00	0.05%	12.156	359	85.00	643
4.500 - 4.999	2	249,300.00	0.10%	10.066	359	90.00	634
5.000 - 5.499	30	4,824,654.63	1.89%	9.642	359	82.08	610
5.500 - 5.999	11	2,588,556.62	1.01%	6.860	358	76.37	656
6.000 - 6.499	912	206,954,091.54	81.01%	8.825	359	79.68	613
6.500 - 6.999	59	11,983,144.90	4.69%	9.182	358	74.66	586
7.000 - 7.499	40	9,270,361.75	3.63%	9.173	358	71.94	583
7.500 - 7.999	19	4,667,743.11	1.83%	8.085	357	78.17	621
8.000 - 8.499	11	3,027,516.47	1.19%	8.237	357	78.06	616
8.500 - 8.999	19	3,948,114.74	1.55%	8.760	357	75.51	610
9.000 - 9.499	8	1,652,877.13	0.65%	9.192	357	80.57	597
9.500 - 9.999	15	4,060,338.10	1.59%	9.870	358	83.19	616
10.000 -10.499	6	932,160.80	0.36%	10.197	358	83.74	602
10.500 -10.999	1	172,000.00	0.07%	10.500	358	80.00	646
11.000 -11.499	2	352,060.05	0.14%	11.299	357	67.45	624
11.500 -11.999	3	643,036.05	0.25%	11.683	357	77.27	615
Total	1,140	255,452,605.89	100.00%	8.867	359	79.13	611

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
9.000 - 9.499	1	169,847.78	0.07%	6.475	357	60.07	622
11.500 -11.999	3	1,019,215.54	0.40%	5.790	359	87.31	664
12.000 -12.499	10	3,361,068.19	1.32%	6.296	359	61.12	615
12.500 -12.999	47	13,510,422.03	5.29%	6.802	359	74.26	623
13.000 -13.499	63	18,892,648.92	7.40%	7.236	358	75.00	618
13.500 -13.999	135	33,752,090.08	13.21%	7.768	358	76.94	616
14.000 -14.499	106	27,695,821.65	10.84%	8.220	358	77.84	608
14.500 -14.999	192	46,493,820.96	18.20%	8.704	358	80.87	606
15.000 -15.499	122	26,748,415.20	10.47%	9.172	359	80.18	602
15.500 -15.999	172	35,651,136.43	13.96%	9.693	359	79.62	608
16.000 -16.499	74	13,723,536.90	5.37%	10.126	358	84.01	617
16.500 -16.999	84	16,269,047.31	6.37%	10.635	359	82.56	601
17.000 -17.499	44	7,148,367.14	2.80%	11.167	359	83.51	613
17.500 -17.999	48	5,927,455.07	2.32%	11.753	359	82.77	623
18.000 -18.499	38	4,989,712.69	1.95%	12.075	359	81.25	628
18.500 -18.999	1	100,000.00	0.04%	11.800	358	52.91	611
Total	1,140	255,452,605.89	100.00%	8.867	359	79.13	611

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	1,085	243,680,540.48	95.39%	8.862	359	79.14	611
2.000	6	1,010,503.83	0.40%	8.020	356	78.45	587
3.000	49	10,761,561.58	4.21%	9.068	357	79.16	612
Total	1,140	255,452,605.89	100.00%	8.867	359	79.13	611

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	54	12,266,818.39	4.80%	8.929	358	79.22	617
1.500	1,086	243,185,787.50	95.20%	8.864	359	79.13	611
Total	1,140	255,452,605.89	100.00%	8.867	359	79.13	611

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
02/01/09	1	203,463.49	0.08%	8.150	355	80.00	567
03/01/09	25	6,163,118.41	2.41%	8.003	356	78.28	604
04/01/09	31	8,210,021.89	3.21%	8.718	357	73.91	609
05/01/09	327	77,446,186.35	30.32%	8.730	358	78.43	605
06/01/09	639	135,746,351.75	53.14%	9.128	359	79.95	613
01/01/10	1	243,928.39	0.10%	7.770	354	85.00	706
03/01/10	4	780,957.33	0.31%	7.721	356	80.38	573
04/01/10	1	146,870.79	0.06%	10.050	357	70.67	507
05/01/10	11	2,995,203.26	1.17%	9.063	358	78.21	616
06/01/10	28	6,247,780.00	2.45%	8.185	359	78.27	614
05/01/12	16	4,054,943.23	1.59%	7.934	358	78.20	627
06/01/12	56	13,213,781.00	5.17%	8.139	359	79.36	628
Total	1,140	255,452,605.89	100.00%	8.867	359	79.13	611

Group II Mortgage Loan Statistics

As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$228,033,926	$49,982	$1,200,000
Average Scheduled Principal Balance	$375,056
Number of Mortgage Loans	608

Weighted Average Gross Coupon	8.590%	5.750%	12.750%
Weighted Average FICO Score	622	506	793
Weighted Average Combined Original LTV	81.93%	31.27%	94.50%
Weighted Average Combined Original LTV w/Silent 2nds	81.95%	31.27%	94.50%
Weighted Average Debt-to-Income	42.88%	7.57%	57.38%

Weighted Average Original Term	360 months	180 months	360 months
Weighted Average Stated Remaining Term	358 months	179 months	359 months
Weighted Average Seasoning	1 months	1 months	5 months

Weighted Average Gross Margin	6.156%	3.000%	9.250%
Weighted Average Minimum Interest Rate	6.248%	3.000%	10.820%
Weighted Average Maximum Interest Rate	14.679%	11.450%	18.750%
Weighted Average Initial Rate Cap	1.534%	1.500%	3.000%
Weighted Average Subsequent Rate Cap	1.488%	1.000%	1.500%
Weighted Average Months to Roll	26 months	19 months	59 months

Maturity Date		Jun 1 2022	Jun 1 2037
Maximum Zip Code Concentration	0.88%	11368

ARM	84.78%
Fixed Rate	15.22%

2/28 6 MO LIBOR	22.42%
2/28 6 MO LIBOR 40/30 Balloon	20.15%
2/28 6 MO LIBOR 50/30 Balloon	30.77%
2/28 6 MO LIBOR IO	1.13%
3/27 6 MO LIBOR	0.74%
3/27 6 MO LIBOR 40/30 Balloon	0.67%
3/27 6 MO LIBOR 50/30 Balloon	1.57%
3/27 6 MO LIBOR IO	1.09%
5/25 6 MO LIBOR	1.75%
5/25 6 MO LIBOR 40/30 Balloon	0.24%
5/25 6 MO LIBOR 50/30 Balloon	3.52%
5/25 6 MO LIBOR IO	0.72%
Fixed Rate 15 Yr	0.03%
Fixed Rate 20 Yr	0.11%
Fixed Rate 30 Yr	8.12%
Fixed Rate 30 Yr IO	1.34%
Fixed Rate 30 Yr Rate Reduction	0.04%
Fixed Rate 40/30 Balloon	1.96%
Fixed Rate 50/30 Balloon	3.62%

Interest Only	4.29%
Not Interest Only	95.71%

Prepay Penalty: 0 months	25.61%
Prepay Penalty: 12 months	11.20%
Prepay Penalty: 24 months	46.89%
Prepay Penalty: 36 months	16.31%

First Lien	100.00%

Business Bank Statements	7.61%
Full Documentation	42.67%
Lite Documentation	1.01%
No Documentation	0.58%
Stated Income Documentation	48.14%

Cash Out Refinance	54.76%
Purchase	36.20%
Rate/Term Refinance	9.04%

2-4 Units Attached	4.91%
2-4 Units Detached	4.16%
Condo Conversion Attached	0.51%
Condo High-Rise Attached	1.26%
Condo Low-Rise Attached	3.02%
Condotel Attached	0.41%
PUD Attached	1.01%
PUD Detached	10.20%
Single Family Attached	1.71%
Single Family Detached	72.81%

Non-owner	2.63%
Primary	95.20%
Second Home	2.17%

Top 5 States:
California	37.18%
New York	16.20%
Florida	11.06%
New Jersey	6.13%
Texas	3.75%

Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	1	49,982.17	0.02%	11.000	358	53.19	607
50,000.01 - 100,000.00	58	4,431,445.64	1.94%	10.333	356	77.47	616
100,000.01 - 150,000.00	68	8,402,428.32	3.68%	9.466	355	80.32	602
150,000.01 - 200,000.00	56	9,679,272.47	4.24%	9.038	359	82.25	619
200,000.01 - 250,000.00	43	9,766,446.84	4.28%	8.612	359	80.01	616
250,000.01 - 300,000.00	37	10,174,357.29	4.46%	9.033	359	84.06	627
300,000.01 - 350,000.00	30	9,757,111.65	4.28%	8.735	359	82.24	604
350,000.01 - 400,000.00	20	7,566,067.49	3.32%	8.057	359	83.21	630
400,000.01 - 450,000.00	68	29,307,001.76	12.85%	8.713	358	82.64	620
450,000.01 - 500,000.00	56	26,655,331.77	11.69%	8.144	358	81.83	626
500,000.01 - 550,000.00	44	23,096,073.52	10.13%	8.675	359	84.15	628
550,000.01 - 600,000.00	35	19,978,261.84	8.76%	8.466	359	82.14	631
600,000.01 - 650,000.00	21	13,113,907.56	5.75%	8.544	358	82.13	619
650,000.01 - 700,000.00	21	14,239,242.01	6.24%	8.150	359	81.78	628
700,000.01 - 750,000.00	15	10,903,216.93	4.78%	8.612	359	86.03	627
750,000.01 - 800,000.00	9	7,072,413.69	3.10%	8.578	358	86.25	640
800,000.01 - 850,000.00	9	7,424,153.20	3.26%	8.158	359	77.74	603
850,000.01 - 900,000.00	6	5,267,934.59	2.31%	9.065	358	80.76	624
900,000.01 - 950,000.00	4	3,714,972.60	1.63%	8.457	358	75.23	576
950,000.01 - 1,000,000.00	2	1,907,500.00	0.84%	9.001	359	74.99	633
1,000,000.01+	5	5,526,804.29	2.42%	7.565	358	71.15	640
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Current Note Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
5.500 - 5.999	5	2,311,323.69	1.01%	5.901	359	78.99	671
6.000 - 6.499	19	7,361,670.68	3.23%	6.271	359	76.01	632
6.500 - 6.999	33	12,972,924.66	5.69%	6.693	358	77.57	649
7.000 - 7.499	50	22,844,649.40	10.02%	7.267	358	79.45	631
7.500 - 7.999	66	32,174,337.33	14.11%	7.741	359	81.07	625
8.000 - 8.499	68	28,791,518.95	12.63%	8.280	358	79.65	622
8.500 - 8.999	96	40,615,621.42	17.81%	8.745	358	82.39	612
9.000 - 9.499	71	25,287,498.63	11.09%	9.230	359	83.80	620
9.500 - 9.999	84	31,904,149.03	13.99%	9.768	359	85.55	622
10.000 -10.499	34	7,883,723.18	3.46%	10.261	359	85.44	596
10.500 -10.999	30	7,903,026.22	3.47%	10.700	357	86.57	627
11.000 -11.499	17	2,913,625.64	1.28%	11.199	354	82.23	604
11.500 -11.999	27	3,576,046.87	1.57%	11.723	359	82.46	606
12.000 -12.499	6	792,869.93	0.35%	12.140	359	84.65	602
12.500 -12.999	2	700,940.00	0.31%	12.709	359	89.17	580
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
501 - 520	1	108,000.00	0.05%	8.600	359	51.21	506
521 - 540	2	978,500.00	0.43%	7.968	359	80.76	540
541 - 560	38	13,141,441.03	5.76%	8.932	359	77.28	551
561 - 580	81	29,928,099.29	13.12%	9.063	359	80.40	570
581 - 600	95	31,654,443.27	13.88%	8.774	358	77.18	591
601 - 620	116	39,568,238.64	17.35%	8.753	358	82.36	612
621 - 640	102	41,470,261.96	18.19%	8.405	359	82.73	630
641 - 660	81	33,721,757.13	14.79%	8.249	359	85.34	650
661 - 680	42	17,292,782.77	7.58%	8.083	358	82.73	669
681 - 700	17	7,450,562.60	3.27%	8.211	359	87.95	691
701 - 760	24	9,756,251.45	4.28%	8.422	358	84.64	720
761+	8	2,852,587.49	1.25%	9.241	359	87.57	776
None	1	111,000.00	0.05%	11.200	239	31.27	0
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	11	3,276,874.63	1.44%	7.665	349	42.81	630
50.00- 54.99	8	2,191,699.72	0.96%	8.276	359	51.58	588
55.00- 59.99	7	2,413,968.94	1.06%	8.284	359	58.02	606
60.00- 64.99	22	6,698,706.79	2.94%	7.873	359	62.53	615
65.00- 69.99	29	10,390,338.99	4.56%	7.904	359	67.25	593
70.00- 74.99	37	14,570,797.31	6.39%	8.302	358	71.44	596
75.00- 79.99	43	19,163,548.01	8.40%	8.241	358	76.44	612
80.00	102	36,765,152.54	16.12%	8.486	359	80.00	618
80.01- 84.99	24	11,481,870.15	5.04%	8.269	359	83.74	613
85.00- 89.99	88	35,345,558.56	15.50%	8.648	359	86.12	626
90.00	234	84,827,789.99	37.20%	8.980	358	90.00	636
90.01- 94.99	3	907,620.00	0.40%	8.280	359	92.45	618
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

CLTV with Silent 2nds	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	11	3,276,874.63	1.44%	7.665	349	42.81	630
50.00- 54.99	8	2,191,699.72	0.96%	8.276	359	51.58	588
55.00- 59.99	7	2,413,968.94	1.06%	8.284	359	58.02	606
60.00- 64.99	21	6,573,706.79	2.88%	7.799	359	62.50	616
65.00- 69.99	30	10,515,338.99	4.61%	7.950	359	67.21	593
70.00- 74.99	37	14,570,797.31	6.39%	8.302	358	71.44	596
75.00- 79.99	43	19,163,548.01	8.40%	8.241	358	76.44	612
80.00	102	36,765,152.54	16.12%	8.486	359	80.00	618
80.01- 84.99	24	11,481,870.15	5.04%	8.269	359	83.74	613
85.00- 89.99	87	35,198,553.28	15.44%	8.635	359	86.12	627
90.00	235	84,974,795.27	37.26%	8.984	358	89.99	636
90.01- 94.99	3	907,620.00	0.40%	8.280	359	92.45	618
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
180	1	78,000.00	0.03%	8.100	179	43.82	668
240	2	246,000.00	0.11%	10.816	239	63.50	611
360	605	227,709,925.63	99.86%	8.588	359	81.96	622
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
121-180	1	78,000.00	0.03%	8.100	179	43.82	668
181-240	2	246,000.00	0.11%	10.816	239	63.50	611
301-360	605	227,709,925.63	99.86%	8.588	359	81.96	622
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	22	7,105,733.84	3.12%	8.271	359	77.58	624
20.01 -25.00	27	6,725,830.83	2.95%	8.567	358	77.65	604
25.01 -30.00	30	6,877,557.00	3.02%	8.864	359	81.74	614
30.01 -35.00	66	22,120,343.58	9.70%	8.484	359	81.91	622
35.01 -40.00	79	29,396,290.83	12.89%	8.465	358	79.87	618
40.01 -45.00	114	42,690,413.13	18.72%	8.722	358	82.54	635
45.01 -50.00	155	61,355,268.68	26.91%	8.787	359	83.45	625
50.01 -55.00	92	42,061,149.82	18.45%	8.325	359	82.71	616
55.01 -60.00	18	8,389,372.72	3.68%	8.540	357	77.90	589
None	5	1,311,965.20	0.58%	8.971	359	84.10	717
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	488	193,319,152.33	84.78%	8.650	359	82.03	620
Fixed Rate	120	34,714,773.30	15.22%	8.255	357	81.33	634
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	180	51,129,940.00	22.42%	9.343	359	81.35	613
2/28 6 MO LIBOR 40/30 Balloon	102	45,940,170.23	20.15%	8.632	358	80.33	612
2/28 6 MO LIBOR 50/30 Balloon	146	70,167,779.25	30.77%	8.324	359	83.26	624
2/28 6 MO LIBOR IO	6	2,582,250.00	1.13%	8.025	358	84.39	627
3/27 6 MO LIBOR	6	1,684,347.86	0.74%	9.002	359	78.64	623
3/27 6 MO LIBOR 40/30 Balloon	4	1,534,707.96	0.67%	8.650	358	85.52	619
3/27 6 MO LIBOR 50/30 Balloon	9	3,569,311.87	1.57%	8.747	359	86.95	661
3/27 6 MO LIBOR IO	5	2,485,720.00	1.09%	7.590	358	85.00	675
5/25 6 MO LIBOR	10	3,996,852.26	1.75%	8.353	359	79.59	643
5/25 6 MO LIBOR 40/30 Balloon	2	555,182.12	0.24%	9.875	358	85.57	569
5/25 6 MO LIBOR 50/30 Balloon	15	8,028,590.78	3.52%	7.564	359	80.93	623
5/25 6 MO LIBOR IO	3	1,644,300.00	0.72%	9.196	359	90.00	671
Fixed Rate 15 Yr	1	78,000.00	0.03%	8.100	179	43.82	668
Fixed Rate 20 Yr	2	246,000.00	0.11%	10.816	239	63.50	611
Fixed Rate 30 Yr	77	18,513,216.06	8.12%	8.563	358	82.13	630
Fixed Rate 30 Yr IO	6	3,061,992.00	1.34%	7.228	357	80.15	678
Fixed Rate 30 Yr Rate Reduction	1	100,000.00	0.04%	12.250	359	62.50	598
Fixed Rate 40/30 Balloon	13	4,466,625.12	1.96%	7.789	359	76.48	605
Fixed Rate 50/30 Balloon	20	8,248,940.12	3.62%	8.075	358	83.69	643
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Interest Only Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
I/O Term: 0 months	588	218,259,663.63	95.71%	8.623	358	81.83	620
I/O Term: 60 months	11	5,675,170.00	2.49%	7.849	357	84.59	656
I/O Term: 120 months	9	4,099,092.00	1.80%	7.879	359	83.57	671
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	141	58,394,715.12	25.61%	9.036	359	82.80	622
Prepay Penalty: 12 months	51	25,532,832.41	11.20%	8.661	358	81.27	636
Prepay Penalty: 24 months	293	106,915,759.21	46.89%	8.499	359	82.00	616
Prepay Penalty: 36 months	123	37,190,618.89	16.31%	8.105	358	80.80	629
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	608	228,033,925.63	100.00%	8.590	358	81.93	622
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Business Bank Statements	35	17,358,428.41	7.61%	8.560	359	77.87	597
Full Documentation	297	97,304,994.21	42.67%	8.137	358	82.44	611
Lite Documentation	6	2,294,074.32	1.01%	9.047	359	84.61	637
No Documentation	5	1,311,965.20	0.58%	8.971	359	84.10	717
Stated Income Documentation	265	109,764,463.49	48.14%	8.983	358	82.03	635
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	294	124,873,667.25	54.76%	8.377	358	80.06	615
Purchase	267	82,542,907.12	36.20%	9.000	358	84.78	632
Rate/Term Refinance	47	20,617,351.26	9.04%	8.238	358	81.77	625
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2-4 Units Attached	21	11,199,588.59	4.91%	8.497	358	84.91	634
2-4 Units Detached	22	9,478,451.57	4.16%	8.930	359	87.42	648
Condo Conversion Attached	6	1,163,003.40	0.51%	9.955	359	80.42	652
Condo High-Rise Attached	6	2,878,975.00	1.26%	8.712	359	81.05	629
Condo Low-Rise Attached	22	6,876,626.29	3.02%	9.060	359	82.66	610
Condotel Attached	3	940,271.32	0.41%	7.504	358	84.87	746
PUD Attached	5	2,304,101.21	1.01%	8.325	359	80.84	640
PUD Detached	65	23,270,535.07	10.20%	8.635	358	82.14	610
Single Family Attached	18	3,889,999.29	1.71%	8.721	359	86.05	605
Single Family Detached	440	166,032,373.89	72.81%	8.546	358	81.28	621
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Non-owner	28	5,986,083.15	2.63%	10.000	359	84.67	659
Primary	570	217,089,883.72	95.20%	8.530	358	81.94	621
Second Home	10	4,957,958.76	2.17%	9.511	359	78.15	634
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Credit Grade	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
A	39	13,588,610.86	5.96%	8.606	359	76.62	598
AA	44	16,319,024.57	7.16%	8.627	358	81.65	598
AA+	491	187,966,848.73	82.43%	8.505	358	82.61	628
B	22	6,854,496.72	3.01%	10.113	357	78.36	583
C	9	2,834,037.37	1.24%	10.015	359	74.91	584
CC	3	470,907.38	0.21%	10.180	359	64.10	597
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Geographic Distribution	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Alabama	3	569,674.93	0.25%	9.376	359	81.03	568
Arizona	11	2,500,328.62	1.10%	8.546	359	84.83	626
California	161	84,781,583.91	37.18%	8.128	358	82.04	624
Colorado	4	1,377,259.90	0.60%	8.261	358	81.98	601
Connecticut	5	1,814,700.00	0.80%	9.427	359	83.38	624
Delaware	2	357,123.54	0.16%	9.167	359	84.29	586
Florida	99	25,224,389.13	11.06%	8.813	357	78.85	619
Georgia	2	735,725.29	0.32%	8.168	358	90.00	569
Hawaii	11	4,708,827.17	2.06%	7.495	359	79.22	626
Idaho	1	145,800.00	0.06%	8.450	359	90.00	590
Illinois	5	1,877,939.75	0.82%	8.720	358	78.40	629
Indiana	4	626,814.00	0.27%	9.442	359	90.00	625
Kansas	1	522,000.00	0.23%	9.000	359	90.00	690
Louisiana	7	1,944,541.05	0.85%	9.042	358	89.95	642
Maine	4	1,449,099.38	0.64%	9.920	359	82.41	620
Maryland	15	5,472,803.08	2.40%	8.075	358	80.72	604
Massachusetts	13	5,957,404.29	2.61%	8.675	359	81.53	627
Michigan	14	1,751,398.95	0.77%	10.198	359	86.65	617
Minnesota	3	1,622,525.00	0.71%	9.696	359	86.11	647
Missouri	3	255,600.00	0.11%	11.296	359	84.08	598
Nebraska	4	492,547.97	0.22%	9.593	359	88.83	631
Nevada	6	2,442,300.00	1.07%	8.181	359	77.70	603
New Hampshire	1	834,000.00	0.37%	8.650	359	59.57	586
New Jersey	31	13,972,818.40	6.13%	9.157	358	83.95	632
New York	68	36,938,074.62	16.20%	8.669	359	81.56	630
North Carolina	3	600,965.80	0.26%	9.875	358	83.40	628
Ohio	15	1,403,116.29	0.62%	10.253	359	84.45	632
Oklahoma	5	908,043.89	0.40%	10.002	358	90.00	578
Oregon	4	1,859,750.00	0.82%	9.316	358	85.02	606
Pennsylvania	18	2,774,767.27	1.22%	9.127	358	78.78	601
South Carolina	3	483,887.29	0.21%	10.205	358	88.48	607
Tennessee	4	438,200.00	0.19%	10.952	359	83.86	596
Texas	42	8,559,912.53	3.75%	9.377	359	87.38	618
Utah	4	1,686,149.04	0.74%	9.007	358	89.66	635
Vermont	1	444,000.00	0.19%	8.800	359	69.92	570
Virginia	12	3,707,057.78	1.63%	8.812	359	81.56	590
Washington	18	6,504,016.07	2.85%	8.912	359	78.88	605
Wisconsin	1	288,780.69	0.13%	11.500	358	90.00	622
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Silent Second	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
No Silent 2nd	605	226,827,029.55	99.47%	8.588	358	81.92	622
Silent 2nd	3	1,206,896.08	0.53%	8.997	358	82.84	595
Total	608	228,033,925.63	100.00%	8.590	358	81.93	622

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	61,200.00	0.03%	11.990	359	90.00	661
4.000 - 4.499	2	176,300.00	0.09%	11.823	359	71.64	579
5.000 - 5.499	6	908,364.92	0.47%	7.947	359	82.58	623
5.500 - 5.999	10	4,833,103.44	2.50%	6.891	359	78.63	647
6.000 - 6.499	423	167,072,351.07	86.42%	8.631	359	82.26	620
6.500 - 6.999	19	7,636,086.37	3.95%	8.895	359	76.97	599
7.000 - 7.499	7	4,157,985.68	2.15%	9.545	358	79.04	609
7.500 - 7.999	17	7,186,971.71	3.72%	9.354	358	84.79	612
8.000 - 8.499	2	1,124,809.88	0.58%	9.398	358	90.00	722
9.000 - 9.499	1	161,979.26	0.08%	9.750	357	90.00	629
Total	488	193,319,152.33	100.00%	8.650	359	82.03	620

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
3.000 - 3.499	1	61,200.00	0.03%	11.990	359	90.00	661
4.000 - 4.499	2	176,300.00	0.09%	11.823	359	71.64	579
5.000 - 5.499	6	908,364.92	0.47%	7.947	359	82.58	623
5.500 - 5.999	10	4,833,103.44	2.50%	6.891	359	78.63	647
6.000 - 6.499	415	163,111,801.12	84.37%	8.639	359	82.46	620
6.500 - 6.999	19	7,738,309.62	4.00%	8.800	359	75.33	600
7.000 - 7.499	5	2,995,393.07	1.55%	10.011	358	76.45	585
7.500 - 7.999	10	4,115,206.95	2.13%	8.709	358	83.77	638
8.000 - 8.499	6	2,908,246.19	1.50%	8.515	357	78.98	676
8.500 - 8.999	5	2,663,006.77	1.38%	8.899	358	86.01	588
9.000 - 9.499	2	611,888.69	0.32%	9.346	358	90.00	643
9.500 - 9.999	6	2,773,718.56	1.43%	9.801	358	81.94	610
10.500 -10.999	1	422,613.00	0.22%	10.820	358	90.00	609
Total	488	193,319,152.33	100.00%	8.650	359	82.03	620

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
11.000 -11.499	1	145,800.00	0.08%	8.450	359	90.00	590
11.500 -11.999	5	2,311,323.69	1.20%	5.901	359	78.99	671
12.000 -12.499	11	4,988,304.61	2.58%	6.216	359	77.17	634
12.500 -12.999	18	7,421,727.91	3.84%	6.749	359	81.51	643
13.000 -13.499	39	18,285,309.69	9.46%	7.247	359	79.37	626
13.500 -13.999	51	25,546,807.82	13.21%	7.721	359	80.11	617
14.000 -14.499	51	23,238,903.60	12.02%	8.286	359	80.31	622
14.500 -14.999	83	37,288,684.16	19.29%	8.712	358	81.92	613
15.000 -15.499	63	24,261,125.65	12.55%	9.160	358	82.45	620
15.500 -15.999	73	28,193,183.17	14.58%	9.731	359	85.78	622
16.000 -16.499	30	7,008,404.68	3.63%	10.179	359	85.63	598
16.500 -16.999	27	8,749,659.79	4.53%	10.529	358	84.81	623
17.000 -17.499	11	1,778,916.04	0.92%	11.243	359	84.40	614
17.500 -17.999	18	2,707,191.59	1.40%	11.719	358	81.21	609
18.000 -18.499	5	692,869.93	0.36%	12.124	359	87.85	602
18.500 -18.999	2	700,940.00	0.36%	12.709	359	89.17	580
Total	488	193,319,152.33	100.00%	8.650	359	82.03	620

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.500	477	188,978,095.69	97.75%	8.653	359	82.03	620
3.000	11	4,341,056.64	2.25%	8.551	358	82.16	607
Total	488	193,319,152.33	100.00%	8.650	359	82.03	620

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	13	4,832,356.64	2.50%	8.582	358	82.30	614
1.500	475	188,486,795.69	97.50%	8.652	359	82.03	620
Total	488	193,319,152.33	100.00%	8.650	359	82.03	620

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
02/01/09	1	585,000.00	0.30%	8.400	355	45.00	616
03/01/09	1	469,613.32	0.24%	6.500	356	48.45	673
04/01/09	10	3,757,259.22	1.94%	8.705	357	85.66	637
05/01/09	147	62,038,076.24	32.09%	8.826	358	82.37	612
06/01/09	275	102,970,190.70	53.26%	8.651	359	81.86	620
04/01/10	2	1,082,500.00	0.56%	7.642	357	84.90	644
05/01/10	8	3,032,087.69	1.57%	8.149	358	84.03	655
06/01/10	14	5,159,500.00	2.67%	8.828	359	85.02	650
05/01/12	11	4,805,469.16	2.49%	8.470	358	84.17	631
06/01/12	19	9,419,456.00	4.87%	7.857	359	80.57	632
Total	488	193,319,152.33	100.00%	8.650	359	82.03	620